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                                                                   EXHIBIT 11(b)


                         INDEPENDENT AUDITORS' CONSENT
                         -----------------------------



The Board of Directors and Shareholders
AIM Tax-Free Investments Co.:

We consent to the use of our reports on the Cash Reserve Portfolio (a portfolio of Tax-Free Investments Co.) dated May 2, 1997 included herein and the references to our firm under the headings "Financial Highlights" in the Prospectus and "Reports" in the Statement of Additional Information.

                                            /s/ KPMG PEAT MARWICK LLP
                                            KPMG Peat Marwick LLP



Houston, Texas
July 21, 1997